Exhibit 107

Calculation of Filing Fee Table

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

PSQ Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, $0.0001 par value per share (2)	Other (3)	183,349	$2.72	(3)	$498,709.28	0.00015310	$76.35
			Total Offering Amount				$498,709.28		$76.35
			Total Fees Previously Paid						$-
			Total Fee Offsets						$-
			Net Fees Due						$76.35

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Primary Offering Class A Common Stock (4)(5)	11,450,000	-	Form S-1	333-273830	10/12/2023
Equity	Secondary Offering Class A Common Stock (5)(6)	5,700,000	-	Form S-1	333-273830	10/12/2023
Equity	Secondary Offering Warrants to purchase Class A Common Stock (5) (7)	5,700,000	-	Form S-1	333-273830	10/12/2023
Equity	Secondary Offering of Class A Common Stock (5)(8)	4,312,500	-	Form S-1	333-273830	10/12/2023

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an undetermined number of shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of PSQ Holdings, Inc. (the “Company”) that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.

(2)	Consists of 183,349 shares of the Class A Common Stock, registered for sale by the selling holder named in this registration statement, which were not included on Prior Registration Statement (as defined below).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $2.72, which is the average of the high and low prices for the registrant’s Class A Common Stock on The New York Stock Exchange on October 21, 2024, which date is within five business days prior to filing this registration statement.

(4)	Consists of up to 11,450,000 shares of the Class A Common Stock, comprised of (i) up to 5,750,000 shares of Class A Common Stock that are issuable upon the exercise of the public warrants of the Company originally issued in the Company’s initial public offering, and (ii) up to 5,700,000 shares of Class A Common Stock that are issuable upon the exercise of the private warrants of the Company.

(5)	No registration fee is payable in connection with the securities that were previously registered on the registrant’s registration statement on Form S-1 (File No. 333-273830), which was originally filed with the SEC on August 9, 2023 and declared effective by the SEC on October 12, 2023 (” Prior Registration Statement I) because such shares are being transferred from Registration Statement I to this registration statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act.

(6)	Consists of 5,700,000 shares of Class A Common Stock registered for sale by certain of the selling holders named in this registration statement, comprised of shares of Class A Common Stock that are issuable upon the exercise of the private warrants of the Company.

(7)	Represents the resale of up to 5,700,000 private warrants of the Company.

(8)	Consists of 4,312,500 shares of Class A Common Stock registered for resale by certain of the selling holders named in this registration statement.